Exhibit 99.1

Press Release

oti Reports Third Quarter and Nine-Month 2014 Results

Nine-Month Revenue up 29%, Driven by Strong Sales of NFC Readers

Rosh Pina, Israel – November 11, 2014 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the third quarter and nine months ended September 30, 2014.

Q3 2014 Operational Highlights

•	Received a $6.2 million purchase order from a new U.S. channel partner to supply Saturn readers to the North American self-serve market.

•	Partnered with ABnote to launch a major NFC mobile electronic payment trial with a leading financial institution in North America.

•	Received an $800,000 order from a U.S. channel partner serving the North American self-service market to supply Saturn NFC readers.

•	Banks and mobile network operators began to pilot WAVE and NFC Insert mobile add-on devices as a way to add NFC payment capabilities to Apple iPhone 4, 4s, 5, 5s and iPad devices.

•	OTI PetroSmart, oti’s petroleum payment subsidiary, was awarded multiple local government tenders in South Africa to deploy EasyFuel Plus contactless solution.

Subsequent Events

•	Partnered with Cubic Transportation Systems to integrate oti’s WAVE NFC device into Cubic’s NextWave mobile mass transit platform.

•	EasyPark was selected by a major African capital city to support 300,000+ drivers.

•	Launched UNO, the industry’s most compact multi-purpose NFC payment reader.

•	TRIO cashless payment reader received industry-wide certification for major credit card transactions.

Q3 2014 Financial Details

Revenues decreased 4% to $5.3 million from $5.5 million in the same year-ago period, primarily due to lower petroleum segment revenues and certain delayed NFC reader sales.

Gross profit was $2.6 million (50% of revenue) compared to $3.0 million (55% of revenue) in the same year-ago period. The decrease was primarily due to decreased revenues and a greater mix of lower margin product sales.

Operating expenses totaled $4.8 million compared to $218,000 in the same year-ago period. Q3 2013 operating expenses were offset by $4.3 million in ‘other operating income’ due to a write-off of provisions for former executive terminations following a settlement. Excluding the ‘other operating income’ in the year-ago period, Q3 2014 operating expenses increased 7% compared to $4.5 million in Q3 2013. The increase was primarily attributable to higher non-cash stock-based compensation, as well as continued investment in sales and marketing resources related to the company’s sales growth initiatives in new and existing markets.

Net loss from continuing operations totaled $2.3 million or $(0.07) per share. This compares to net income from continuing operations of $2.6 million or $0.08 per share in Q3 1013, which includes the aforementioned $4.3 million in ‘other operating income.’

Adjusted EBITDA loss from continuing operations totaled $1.5 million compared to an adjusted EBITDA from continuing operations of $3.5 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents, and short-term investments totaled $9.6 million.

Nine-Month 2014 Financial Details
Revenues increased 29% to $17.6 million from $13.6 million in the same year-ago period. The improvement was driven by an increase in retail segment sales of the company’s NFC readers in the U.S. market.

Gross profit increased 12% to $8.5 million (49% of revenue) from $7.6 million (56% of revenue) in the same year-ago period. The increase was primarily due to the higher revenues compared to the nine-month period last year, offset by a less favorable revenue mix.

Operating expenses totaled $15.5 million compared to $9.5 million in the same year-ago period. The increase was primarily due the $4.3 million in ‘other operating income’ in Q3 2013, and higher sales and marketing expenses designed to accelerate growth, partially offset by a decrease in general and administrative expenses.

Net loss from continuing operations totaled $7.6 million or $(0.23) per share compared to a net loss from continuing operations of $2.8 million or $(0.09) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations totaled $4.2 million compared to an adjusted EBITDA from continuing operations of $22,000 in the same year-ago period.

Management Commentary
“These are exciting times for the cashless payment industry and especially for oti,” said the company’s CEO, Ofer Tziperman. “A long anticipated inflection point in the NFC payment market was spurred by the introduction of NFC-enabled Apple iPhones and the Apple Watch in September, and then the launch of Apple Pay in October. Apple's adoption of NFC and our 29% growth in nine-month revenues are both strong affirmations of oti’s long-term vision and investment in NFC technology.

“However, given the timing of Apple’s announcements, some of our customer purchase decisions were delayed, as they awaited the confirmation of industry rumors of Apple’s adoption of NFC and then around uncertainties over compatibility with Apple Pay until it was officially launch in October. So, while the impact of Apple’s adoption of NFC is extraordinarily favorable to our growth and profitability, its short-term impact requires us to adjust our expectations for fiscal 2014. Our outlook is now 10% revenue growth in 2014, with our expected crossover to positive adjusted EBITDA pushed to Q3 2015.

“To be sure, the stage is now set for a phenomenal 2015, as I cannot overestimate the overwhelmingly positive change in the cashless payment industry that has occurred since Apple introduced its NFC-based products and solutions. Industry analysts and several of our customers report that Apple’s decision to use NFC to support Apple Pay was the final ‘missing piece to the NFC puzzle.’ Over the last few weeks, this has resulted in an unprecedented level of interest for our NFC readers and WAVE device, and we are already seeing an expanding sales pipeline in 2015.

"From an IP monetization perspective, we are very encouraged with the broad adoption of NFC in the mobile payment industry and are aggressively evaluating all of our options with our entire IP portfolio."

Conference Call
oti will hold a conference call today (November 11, 2014) at 10:30 a.m. Eastern time to discuss these results. The company's CEO Ofer Tziperman, CFO Shay Tomer, and chairman and oti America CEO, Dimitrios Angelis, will host the presentation, followed by a question and answer period.

To participate, please dial the appropriate number 5-10 minutes prior to the start time and ask for the oti conference call. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website at www.otiglobal.com.

A replay of the call will be available after 1:30 p.m. Eastern time on the same day through December 11, 2014.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 13593927

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operation, or adjusted earnings from continuing operation before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense and patent litigation and maintenance expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED  RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
 (In thousands, except share and per share data)

	Three months ended September 30		Nine months ended September 30
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Profit (Loss)	$(1,951)	$1,823	$(7,543)	$(3,521)

Net loss (profit) from discontinued operations	(311)	805	(41)	714
Financial expenses	44	174	397	996
Depreciation	311	378	959	934
Taxes on income	29	2	202	(2)
Amortization expenses	-	15	-	68
TOTAL EBITDA	$(1,878)	$3,197	$(6,026)	$(811)

Patent litigation and maintenance	194	196	1,213	614
Stock based compensation	$206	$106	$642	$219
TOTAL ADJUSTED EBITDA	$(1,478)	$3,499	$(4,171)	$22

About OTI
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which does not form a part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements include statements regarding interest in oti’s NFC solutions, pipeline for future periods and annual growth and rates of growth in 2015 and in other periods, as well as statements regarding profitability, positive adjusted EBIDTA, and timing thereof. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, market acceptance of Apple’s NFC technology, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Inbar Ben-Hur
oti Marketing Communication Manager
inbar@otiglobal.com

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	September 30	December 31
	2014	2013
Assets

Current assets
Cash and cash equivalents	$5,888	$14,962
Short-term investments	3,705	2,601
Trade receivables (net of allowance for doubtful
accounts of $601 as of September 30, 2014
and $610 as of December 31, 2013)	4,581	5,134
Other receivables and prepaid expenses	3,447	4,632
Inventories	4,104	3,477
Assets from discontinued operations - held for sale	-	3,919
Total current assets	21,725	34,725

Long term restricted deposit for employees benefit	581	623

Severance pay deposits	691	738

Property, plant and equipment, net	8,682	9,837

Deferred tax asset	49	173

Total Assets	$31,728	$46,096

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	September 30	December 31
	2014	2013
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,949	$3,842
Trade payables	8,627	9,255
Other current liabilities	3,184	6,299
Liabilities from discontinued operations - held for sale	-	2,956
Total current liabilities	15,760	22,352

Long-Term Liabilities
Long-term loans, net of current maturities	2,453	3,342
Accrued severance pay	1,548	1,706
Deferred tax liability	303	292
Total long-term liabilities	4,304	5,340

Total Liabilities	20,064	27,692

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of September 30, 2014 and
December 31, 2013; issued: 34,760,844 and 34,199,511
shares as of September 30, 2014 and December 31, 2013,
respectively; outstanding: 33,582,145 and 33,020,812 shares
as of September 30, 2014 and December 31, 2013, respectively	870	854
Additional paid-in capital	213,742	212,246
Treasury shares at cost - 1,178,699 shares	(2,000)	(2,000)
Accumulated other comprehensive income (loss)	(681)	28
Accumulated deficit	(199,759)	(192,179)
Total Shareholder’s equity	12,172	18,949
Non-controlling interest	(508)	(545)

Total Equity	11,664	18,404

Total Liabilities and Equity	$31,728	$46,096

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended September 30		Nine months ended September 30
	2014	2013*	2014	2013*

Revenues
Sales	$3,691	$4,296	$13,381	$10,245
Licensing and transaction fees	1,564	1,163	4,226	3,390

Total revenues	5,255	5,459	17,607	13,635
Cost of revenues
Cost of sales	2,619	2,437	9,066	5,990

Gross profit	2,636	3,022	8,541	7,645
Operating expenses
Research and development	1,281	1,175	3,662	3,163
Selling and marketing	1,968	1,869	6,160	5,100
General and administrative	1,382	1,270	4,491	4,820
Patent litigation and maintenance	194	196	1,213	614
Other operating income, net	-	(4,307)	-	(4,307)
Amortization of intangible assets	-	15	-	68

Total operating expenses	4,825	218	15,526	9,458

Operating income (loss) from continuing operations	(2,189)	2,804	(6,985)	(1,813)

Financial expense, net	(44)	(174)	(397)	(996)
Profit (loss) from continuing operations
before taxes on income	(2,233)	2,630	(7,382)	(2,809)
Income tax	(29)	(2)	(202)	2

Net income (loss) from continuing operations	(2,262)	2,628	(7,584)	(2,807)

Net income (loss) from discontinued operations	311	(805)	41	(714)
Net profit (loss)	(1,951)	1,823	(7,543)	(3,521)
Net income attributable to noncontrolling interest	(46)	(73)	(37)	(9)

Net profit (loss) attributable to shareholders	$(1,997)	$1,750	$(7,580)	$(3,530)

Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations	(0.07)	0.08	(0.23)	(0.09)
From discontinued operations	0.01	(0.02)	-**	(0.02)

	$(0.06)	$0.06	$(0.23)	$(0.11)

Weighted average number of ordinary shares used in computing basic net profit (loss) per ordinary share	33,310,672	32,787,077	33,245,249	32,574,280

Weighted average number of ordinary shares used in computing diluted net loss per ordinary share	33,310,672	33,804,074	33,245,249	32,574,280

*	Reclassified to conform with the current period presentation.
**	Less than 0.01 per ordinary share.

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Nine months ended September 30
	2014	2013 *
Cash flows from continuing operating activities
Net loss from continuing operations	$(7,584)	$(2,807)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees	642	219
Loss (gain) on sale of property and equipment	(5)	79
Amortization of intangible assets	-	68
Depreciation	959	934
loss from disposal of a subsidiary	-	189

Changes in operating assets and liabilities:
Accrued severance pay, net	(112)	(2,991)
Accrued interest and linkage differences	55	(106)
Deferred tax, net	135	(7)
Decrease in trade receivables	240	240
Decrease (increase) in other receivables and prepaid expenses	(308)	1,377
Increase in inventories	(689)	(253)
Increase (decrease) in trade payables	235	(683)
Decrease in other current liabilities	(772)	(4,872)
Net cash used in continuing operating activities	(7,204)	(8,613)

Cash flows from continuing investing activities

Purchase of property and equipment	(340)	(2,615)
Purchase of short term investments	(2,434)	(324)
Proceeds from restricted deposit for employees benefit	-	3,390
Proceeds from maturity or sale of short - term investments	1,317	6,446
Proceeds from sale of property and equipment	6	168
Net cash provided by (used in) continuing investing activities	(1,451)	7,065

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	179	(2,277)
Proceeds from long-term bank loans	29	2,794
Repayment of long-term bank loans	(811)	(1,223)
Proceeds from exercise of options	965	647
Net cash provided by (used in) continuing financing activities	362	(59)

Cash flows from discontinued operations
Net cash provided by (used in) discontinued operating activities	(1,325)	279
Net cash provided by (used in) discontinued investing activities	925	(84)
Net cash used in discontinued financing activities	(154)	(829)
Total net cash used in discontinued operations	(554)	(634)

Effect of exchange rate changes on cash and cash equivalents	(227)	(25)

Decrease in cash and cash equivalents	(9,074)	(2,266)
Cash and cash equivalents at the beginning of the period	14,962	9,304

Cash and cash equivalents at the end of the period	$5,888	$7,038

* Reclassified to conform with current period presentation.